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                                                                      Exhibit 23


                             Consent of Olive LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 33-31034, File No. 333-04013, and File No. 333-56111 of our report dated February 3, 2000, contained in the 1999 Annual Report on Form 10-K of Ameriana Bancorp.

/s/ Olive LLP

Indianapolis, Indiana
March 30, 2000